This instrument prepared by and after recording mail to: Laura R. Lucas, Esquire, McGuire, Woods, Battle & Boothe, 9000 World Trade Center, Norfolk, VA 23510.


                        LOAN MODIFICATION AGREEMENT

     This LOAN MODIFICATION AGREEMENT (this "Modification Agreement") is made as of April 30, 1994 among SMITHFIELD FOODS, INC. a Delaware corporation (the "Company"), CAROLINA FOOD PROCESSORS, INC., a Delaware corporation (the "Guarantor"), THE SMITHFIELD PACKING COMPANY,
INCORPORATED, a Virginia corporation ("Packing") and NATIONSBANK OF VIRGINIA, N.A. (the "Bank").

                                 RECITALS

     A. The Bank and the Company are parties to an Amended and Restated Credit Agreement dated as of June 28, 1993 (the "Credit Agreement"). Pursuant to the Credit Agreement, the Company delivered to the Bank its Amended and Restated Term Note dated as of June 28, 1993 (the "Note"). The
Note is guaranteed by the Guarantor pursuant to an Amended and Restated Guarantee dated as of June 28, 1993 (the "Guarantee"). The Note and the Guarantee are secured by (i) an Amended and Restated Deed of Trust and Security Agreement dated as of June 28, 1993, among the Guarantor, TIM, Inc., a North Carolina corporation, as Trustee, and the Bank, recorded in the Office of the Register of Deeds for Bladen County, North Carolina (the "Register's Office") in Deed Book 330 at page 45 (the "Deed of Trust") and
(ii) an Amended and Restated Security Agreement dated as of June 28, 1993, between the Guarantor and the Bank (the "Security Agreement"). The Credit Agreement, the Note, the Guarantee, the Deed of Trust, and the Security Agreement, as any of them may be amended, supplemented, replaced, or otherwise modified from time to time, are referred to collectively as the "Loan Documents."

     B. The Guarantor, Kinston Ham Products, Inc., a Delaware corporation, and Smithfield-Wilson, Inc., a Delaware corporation
(collectively, the "Merging Corporations") plan to merge into Packing (the "Merger") pursuant to a Plan and Agreement of Merger effective as of May 1, 1994. The effective date of the Merger is referred to as the "Merger Date." Packing will be the surviving corporation in the Merger.

     C. The parties now wish to amend the Loan Documents to provide for the Merger.


                                 AGREEMENT

     The parties agree as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Documents.

     2. The definition of "Guarantor" in Section 1.1 of the Credit Agreement is deleted and the following substituted therefor:

     "         "Guarantor":  until the Merger Date, Carolina Food
     Processors, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company; upon and after the Merger Date, The Smithfield Packing Company, Incorporated, a Virginia corporation and a wholly owned Subsidiary of the Company."

     3.   The following definitions are added to Section 1.1 of the Credit
Agreement:

     "         "Merger":  the merger of Carolina Food Processors,
     Inc., a Delaware corporation, Kinston Ham Products, Inc., a Delaware corporation, and Smithfield-Wilson, Inc., a Delaware corporation, into The Smithfield Packing Company, Incorporated, a Virginia corporation, pursuant to the Plan and Agreement of Merger effective as of May 1, 1994.

               "Merger Date":  the effective date of the Merger."

     4. Section 6.4 of the Credit Agreement is deleted and the following substituted therefor:

     "    6.4  Prohibition of Fundamental Changes.  Except for the
     Merger and as permitted by the Note Purchase Agreement, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets or stock in a Subsidiary, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests but excluding obsolete or worn out property, or inventory disposed of in the ordinary course of business), or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person, or make any material change in its present method of conducting business."

     5. Section 8 of the Deed of Trust is deleted and the following substituted therefor:

     "    8.   Transfer or Mortgage of Premises.   Except as the legal
     or equitable title or ownership of the Premises is affected by the merger (the "Merger") of the Guarantor, Kinston Ham Products, Inc., a Delaware corporation, and Smithfield-Wilson, Inc., a Delaware corporation, into The Smithfield Packing Company, Incorporated, a Virginia corporation ("Packing"), pursuant to the Plan and Agreement of Merger effective as of May 1, 1994, the Guarantor will not voluntarily, or involuntarily by operation of law, sell, convey, transfer, mortgage, encumber, lease or otherwise dispose of or alienate the Premises or any part thereof or any interest therein, whether legal or equitable, without the prior written consent of the Bank, which consent shall be given
     or not given in the Bank's sole discretion.   Any change in the
     legal or equitable title of the Premises or in the beneficial ownership of the Premises (including, without limitation, the sale, conveyance, transfer or other disposition of any interest in the Guarantor), whether or not of record and whether or not for consideration, shall be deemed to be a transfer of an interest in the Premises."

     6. Section 9 of the Deed of Trust is deleted and the following substituted therefor:

     "    9.   Maintenance of Entity.  The Guarantor will maintain its
     existence in good standing with the same form and control as in effect on the date hereof, provided however, that it shall not be a default or event of default for the Guarantor to enter into the Merger as set forth in Paragraph 8 herein. After the effective date of the Merger, it is a requirement of this Deed of Trust that Packing maintain its existence in good standing with the same form and control as in effect on the effective date of the Merger."

     7. Section 6(m) of the Security Agreement is deleted and the following substituted therefor:

     "         (m)  Name Change.  The Guarantor will not change its
     name or conduct its business under any other name without giving the Bank 120 days prior written notice and, in the event of any name change, shall execute and deliver to the Bank appropriate amendments to the UCC financing statement concurrently with the date of such change in name. Notwithstanding the foregoing, it shall not be a default or event of default hereunder for the Guarantor to change its name in connection with its merger into The Smithfield Packing Company, Incorporated, a Virginia corporation, pursuant to the Plan and Agreement of Merger effective as of May 1, 1994, so long as the Guarantor delivers appropriate amendments to the UCC financing statements concurrently with the effective date of the merger."

     8. Section 9(b) of the Guarantee is deleted and the following substituted therefor:

     "         (b)  Engage in business of the same general type as now
     conducted by the Guarantor, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, provided however, that it shall not be a default or event of default hereunder for the Guarantor to merge into The Smithfield Packing Company, Incorporated, a Virginia corporation, pursuant to the Plan and Agreement of Merger effective as of May 1, 1994; comply with all contractual obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor;"

     9. The introductory paragraph of Section 10 of the Guarantee is deleted and the following substituted therefor:

     " 10. Except for and in connection with the merger of the Guarantor into The Smithfield Packing Company, Incorporated, a Virginia corporation, pursuant to the Plan and Agreement of Merger effective as of May 1, 1994, the Guarantor hereby agrees that, so long as the Agreement remains in effect or the Note or any other Obligation remains outstanding, the Guarantor shall not, directly or indirectly:"

     10. Sections 10(g), 10(h), and 10(i) of the Guarantee are deleted and the following substituted therefor:

     "         (g)  Fail to comply with the terms of any financial
     covenants applicable to the Guarantor under any loan agreements or related documents, as such agreements or documents are amended from time to time, in connection with any loans or credit facilities made to the Guarantor or an affiliated entity by John Hancock Mutual Life Insurance Company, a Massachusetts corporation, its successors and assigns."

     11. The approval of the Bank to the amendments and terms of this Modification Agreement is subject to the following conditions precedent:

          a. The Bank shall have received certified true copies of all consents, licenses and approvals required or advisable in connection with the Merger from all other lenders and Persons as may be required by the terms and conditions of any loan documents, agreements, or contracts to which any of the Company, Packing, or the Guarantor is a party, including without limitation, written consents from each of the Purchasers, as defined in and pursuant to (i) the Note Purchase Agreement dated as of January 15, 1993, among the Company, the Guarantor, and the Purchasers, as amended by the Amendment Agreement dated as of June 15, 1993, the "Note Purchase Agreement" and (ii) the Current Note Agreements, as defined in the Note Purchase Agreement. Such consents, licenses and approvals shall be in full force and effect and be satisfactory in form and substance to the Bank.

          b. The Bank shall have received a certified copy of the Certificate of Merger issued in connection with the Merger and such other evidence of the consummation of the Merger as the Bank may reasonably require.

          c. Any documents (including, without limitation, this Loan Modification Agreement, amendments to Uniform Commercial Code financing statements and notices or certificates of merger) required to be filed, registered or recorded in order to maintain, in favor of the Bank, a perfected second Lien on the collateral described in the Security Documents shall have been properly filed, registered or recorded in each office in each jurisdiction in which such filings, registrations and recordations are required; the Bank shall have received acknowledgment copies of all such filings, registrations and recordations stamped by the appropriate filing, registration or recording officer (or, in lieu thereof, other evidence satisfactory to the Bank that all such filings, registrations and recordations have been made); and the Bank shall have received evidence that all necessary filing, subscription and inscription fees and all recording and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings have been paid in full by or on behalf of the Company.

          d. The Bank shall have received an endorsement to its mortgagee's title policy insuring this Loan Modification Agreement, reflecting amendments to the Mortgage and containing such other matters as may be deemed necessary by the Bank. The Bank shall also have received evidence satisfactory to it that all premiums in respect of such endorsements have been paid by or on behalf of the Company.

          e. No Default or Event of Default shall have occurred and be continuing hereunder or after giving effect to the Merger and this Modification Agreement.

          f. The Bank shall have received, such additional information and materials which it shall have reasonably requested, including, without limitation, copies of any debt agreements, security agreements and other material contracts.

          g. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this Modification Agreement shall be reasonably satisfactory in form and substance to the Bank and its counsel.

     12. The Company, Packing, and the Guarantor jointly and severally represent and warrant that the consummation of the Merger will not violate or breach any of the terms or covenants of any loans, agreements, or contracts to which any of them are parties, except for agreements pursuant to which proper consents have been delivered to the Bank as required by paragraph 11.a. herein.

     13. Packing acknowledges and agrees that upon and after the Merger Date, it will assume all of the obligations and liabilities of the Guarantor, including without limitation, all of the Guarantor's obligations under the Loan Documents.

     14. Upon and after the Merger Date, all references to Guarantor in all of the Loan Documents will be deemed to be references to Packing.

     15. TIM, Inc., trustee under the Deed of Trust, has executed this Loan Modification Agreement at the instruction of the Bank.

     16. All terms and conditions of the Loan Documents shall remain in full force and effect, as specifically modified hereby.

     Witness the signatures and seals on the following pages:

Attest:                       CAROLINA FOOD PROCESSORS, INC.


__________________________    By:__________________________
Title:____________________    Title:_______________________






STATE OF ___________________

COUNTY/CITY OF ___________________

     I, ______________________________, a Notary Public of the
________________of______________, certify that Aaron D. Trub personally came before me this day and acknowledged that he is the Secretary of Carolina Food Processors, Inc., a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Vice President, sealed with its corporate seal and attested by himself as its Secretary.

Witness my hand and official seal or stamp, this ____ day of _________________, 1994.



Notary Seal or Stamp          __________________________________
                                        Notary Public


My commission expires:____________________

Attest:                       TIM, INC.


__________________________    By:__________________________
Title:____________________    Title:_______________________






STATE OF ___________________

COUNTY/CITY OF ____________________

     I, ______________________________, a Notary Public of the
________________of______________, certify that _________________ personally came before me this day and acknowledged that he is the _________ of Tim, Inc., a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its ______________, sealed with its corporate seal and attested by himself as its _________.

Witness my hand and official seal or stamp, this ____ day of _________________, 1994.



Notary Seal or Stamp          __________________________________
                                        Notary Public


My commission expires:____________________

Attest:                       NATIONSBANK OF VIRGINIA, N.A.


_____________________         By:________________________        Allison L.
Gilliam
Title: Assistant Secretary    Title:_____________________





STATE OF ____________________

COUNTY/CITY OF __________________

     I, ______________________________, a Notary Public of the
________________of______________, certify that Allison L. Gilliam personally came before me this day and acknowledged that she is the Assistant Secretary of NationsBank of Virginia, N.A., a national banking association, and that by authority duly given and as the act of the association, the foregoing instrument was signed in its name by its ______________, sealed with its corporate seal and attested by herself as its Assistant Secretary.

Witness my hand and official seal or stamp, this ____ day of _________________, 1994.



Notary Seal or Stamp          __________________________________
                                        Notary Public


My commission expires:____________________

Attest:                       SMITHFIELD FOODS, INC.

                              By:__________________________
_____________________         Title:_______________________
Title:__________________



STATE OF ___________________

COUNTY/CITY OF ____________________

     I, ______________________________, a Notary Public of the
________________of______________, certify that _________________ personally came before me this day and acknowledged that he is the _______________ of Smithfield Foods, Inc., a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _________________, sealed with its corporate seal and attested by himself as its ______________.

Witness my hand and official seal or stamp, this ____ day of _________________, 1994.



Notary Seal or Stamp          __________________________________
                                        Notary Public


My commission expires:____________________

Attest:                       THE SMITHFIELD PACKING COMPANY,
                              INCORPORATED

                              By:__________________________
_____________________         Title:_______________________
Title:__________________



STATE OF ___________________

COUNTY/CITY OF ____________________

     I, ______________________________, a Notary Public of the
________________of______________, certify that _________________ personally came before me this day and acknowledged that he is the _______________ of The Smithfield Packing Company, Incorporated, a Virginia corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _________________, sealed with its corporate seal and attested by himself as its
______________.

Witness my hand and official seal or stamp, this ____ day of _________________, 1994.



Notary Seal or Stamp          __________________________________
                                        Notary Public


My commission expires:____________________